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                                                                 Exhibit 10.35




                                        Name:

                               WATERS CORPORATION

                             STOCK OPTION AGREEMENT



         This STOCK OPTION AGREEMENT is made this 7th day of December, 2000 by and between Waters Corporation, a Delaware corporation (the "Company") and {NAME} (the "Optionee"), an employee of Waters Corporation.

         The Committee (as defined in Section 2 of the Plan) has determined that the Optionee is a key employee of the Company, and that the objectives of the Waters Corporation Second Amended and Restated 1996 Long-Term Performance Incentive Plan as amended and restated as of May 7, 1996 (the "Plan"), will be furthered by the grant of the Option (defined below) pursuant to this Agreement. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

         In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement, the Company and the Optionee agree as follows:

         SECTION 1.      Grant of Option.

         1.1 The Company hereby affirms the grant to the Optionee of an option (the "Option") to purchase <SHARES> shares of Common Stock, par value $.01 per share ("Common Stock") of the Company, at a purchase price of $72.0625 per share.

         1.2 The Option granted hereunder shall be a "nonqualified" stock option, and is not an "incentive stock option" within the meaning of Section 422 of the Code, subject to Section 83 of the Code.

         SECTION 2.      Exercisability; Vesting.

         2.1 No portion of the Option is vested as of the date hereof. For the next five years, on each anniversary of the date hereof, 20% of the Option granted hereunder will vest and such vested portion of the Option will be exercisable.

         2.2 The Option will terminate on December 7, 2010, in accordance with the provisions of Section 2.4 of the Plan.

         2.3 If the Optionee terminates his or her employment with the Company
(a) by reason of death or disability (as defined in Paragraph 11 of the Plan), the Optionee or the beneficiaries thereof, as the case may be, shall have one year from the date of the Optionee's death or termination by disability, as the case may be, to exercise any options that were vested and unexercised as of the date of death or termination (b) by reason of early, normal or deferred retirement, under an approved retirement program of the Company, the Optionee shall have 30 days from the date of termination due to such retirement to exercise any options that were vested
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and unexercised as of the date of termination, (c) due to reasons other than those specified in clauses (a) through (b) of this Section 2.3, the Optionee shall have 30 days from the date of termination to exercise any options that were vested and unexercised as of the date of termination.

         SECTION 3.      Method of Exercise.

         3.1 The Option or any part thereof may be exercised only by giving written notice to the Company in the form of Exhibit A-1 or Exhibit A-2 hereto (as appropriate), which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Subject to Section 3.2 below, such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

         3.2 Payment of the purchase price shall be made (i) by certified or official bank check payable to the Company or (ii) by reduction in the number of shares of Common Stock to be delivered to Optionee pursuant to the Option by the number of shares of common stock, the value of which is equal to the exercise price that would otherwise be payable by the Optionee to the Company (cash-less Exercise). As soon as it is practicable after it receives payment of the purchase price, or direction that the Optionee has elected cashless Exercise, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock acquired pursuant to the Option.

         SECTION 4.      Transferrability.

         4.1 Except as set forth in Section 4.2 below, no right granted to the Optionee under the Plan or this Agreement shall be assignable or transferrable (whether by operation of law or otherwise and whether voluntary or involuntarily), other than by will or by the laws of descent and distribution. Except as set forth in Section 4.2 below, all rights granted to the Optionee under the plan or this Agreement shall be exercisable only by the Optionee or his estate, heirs or personal representatives.

         4.2 The option granted hereunder may be transferred or assigned by the Optionee at any time to such Optionee's spouse and/or descendants (whether natural or adopted) and any trust solely for the benefit of such Optionee and/or Optionee's spouse, or their respective descendants. Such transfer shall be effective upon delivery of notice in the form Exhibit B hereto to the Company in accordance with the notice provisions hereof.

         SECTION 5.      Right of Discharge Reserved.

         Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect any right which the Company may have to terminate the employment or services of the Optionee.

         SECTION 6.      Plan Provisions to Prevail.
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         This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

         SECTION 7.      Optionee's Agreements and Acknowledgements.

         By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan and accepts this Option subject to the terms and provisions of the Plan, and (b) that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. As a condition to the issuance of shares of Common Stock under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal, state, or local law as a result of his exercise of this Option.

         SECTION 8.      Section Headings.

         This Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

         SECTION 9.      Notices.

         Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company at 34 Maple Street, Milford Massachusetts, 01757 or at such other address as the Company may hereinafter designate to the Optionee by notice as provided herein. Any notice to be given to Optionee shall be given at the address set forth on the first page hereof, or at such other address as Optionee may hereinafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive them.

         SECTION 10.     Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 4.1 and 4.2 the permitted transferees, heirs, personal representatives, conservator and committee of the Optionee.

         SECTION 11.     Restrictions on shares

         The Company's obligation to issue or deliver any certificate or certificates for shares of Common Stock under this option, and the transferability of shares acquired by the exercise of this option, shall be subject to all of the following conditions:

            (a) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and
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            (b)   The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Company shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

         SECTION 12.     GOVERNING LAW.

         The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other provisions of this agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

         SECTION 13.     Entire Agreement.

         This Agreement hereby supersedes all prior agreements, either written or oral, between Optionee and the Company or the Company with respect to the Optionee and any grant of the Options by the Company to the Optionee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    WATERS CORPORATION


                                       By:
                                          Name: Douglas Berthiaume
                                          Title: Chief Executive Officer


                                    OPTIONEE:


                                    By:
                                          Name:
                                          Title: